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                         [COOPERS & LYBRAND LETTERHEAD]


                                                 EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The BISYS Group, Inc. (the "Company") on Form S-3 of our report dated
August 15, 1997, on our audits of the consolidated financial statements of The BISYS Group, Inc. and subsidiaries as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which report is incorporated by reference into the Company's Annual Report on Form 10-K.
We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND LLP


New York, New York
October 3, 1997